Exhibit 99.1
Progenics Initiates Second Phase 3 Clinical Trial of Methylnaltrexone in Opioid-Induced Constipation

    TARRYTOWN, N.Y.--(BUSINESS WIRE)--Jan. 13, 2004--

    - Two Pivotal Studies in Advanced Medical Illness Designed to Form Basis of New Drug Application To FDA -

    Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) announced today that it has initiated a second pivotal phase 3 clinical trial of its investigational drug methylnaltrexone (MNTX) for the treatment of opioid-induced constipation in patients with advanced medical illness
(AMI). Constipation is a serious medical problem for patients with terminal illnesses who are being treated with narcotics to relieve pain. MNTX is designed to reverse the side effects of opioid therapy while maintaining pain relief, an important need not currently met by any approved drugs.
    The new phase 3 trial is a double-blind, randomized, placebo-controlled study that will measure the ability of MNTX to induce laxation within four hours in patients with AMI and opioid-induced constipation. In addition, the study will evaluate the ability of MNTX to restore patients to a normal bowel schedule of three or more laxations per week. Patients will receive study medication every-other day for two weeks at hospice centers across the United States and Canada. Thereafter, they will be eligible to enter an MNTX open-label extension study for an additional three months.
    "The majority of patients who receive opioid pain therapy in the last months of life suffer from debilitating constipation," said Robert J. Israel, M.D., Progenics' Senior Vice President, Medical Affairs. "Treatment of opioid-induced constipation in this population is a major unmet medical need. This phase 3 study is intended to provide pivotal clinical evidence of the efficacy and safety of MNTX and to confirm the positive results that we observed in patients with advanced medical illness in phase 2 clinical trials."
    In Progenics' other ongoing phase 3 trial of MNTX, AMI patients with opioid-induced constipation are being treated with single doses of MNTX or placebo. The Company believes that the results from these two ongoing MNTX pivotal studies will form the basis for a New Drug Application that it plans to file with the U.S. Food and Drug Administration.
    Opioids are widely used to lessen suffering in advanced cancer and other terminal diseases. To relieve pain, narcotic medications such as morphine activate opioid receptors located in the central nervous system - the brain and spinal cord. Opioids, however, also react with receptors outside of the central nervous system, resulting in side effects which may be debilitating, including constipation, nausea, vomiting, urinary retention and severe itching. MNTX is designed to work by blocking peripheral opioid receptors whose activation causes these side effects. As MNTX does not cross the blood-brain barrier, it does not interfere with brain-centered pain relief.

    Advanced medical illness

    More than one-million deaths occur each year in the U.S. from AMI, including patients with cancer, AIDS, sickle-cell disease and other painful terminal illnesses. The majority of those treated with opioids for pain suffer debilitating constipation. Last year, the Company reported positive results from a phase 2 study in AMI, which showed subcutaneous MNTX induced laxation in approximately 60% of patients in a median time of one hour. In that study, MNTX restored AMI patients to normal bowel status of greater than three bowel movements per week, on average. MNTX was well tolerated, with no serious side effects reported, no opioid withdrawal, and no change in pain score. The most frequent side effects observed were mild prequels to laxation: flatulence and transient abdominal cramping.

    Post-operative ileus

    Of the 40-million surgeries that occur in the U.S. each year, more than four-million patients are at high risk for developing ileus, a serious paralysis of the gastrointestinal tract. Ileus is a major factor in increasing hospital stay, as patients are typically not discharged until bowel and urinary functions are restored. A phase 2 study of intravenous MNTX in post-operative ileus is currently underway and will enroll 60 colectomy patients. The study is expected to be completed in the first half of 2004.

    Chronic pain

    Chronic pain afflicts 25-million Americans. Approximately four-million of these patients receive opioids on a daily basis, and many experience constipation. Progenics is testing a tablet formulation of MNTX in a phase 1 study to characterize the tolerability and pharmacokinetics of oral MNTX at three dosage levels. The Company expects to initiate phase 2 studies of oral MNTX during 2004 in chronic pain patients who experience opioid-induced constipation.

    Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company has four product candidates in clinical development and several others in preclinical development. In symptom management and supportive care, the Company is developing methylnaltrexone (MNTX) to treat the debilitating side effects of opioid-based pain relievers without interfering with pain relief. MNTX is in pivotal phase 3 clinical testing for treatment of opioid-induced constipation in patients with advanced medical illness and may be the Company's first product candidate to be approved for marketing. In the area of HIV infection, the Company is developing viral-entry inhibitors, including PRO 542, a genetically engineered molecule designed to selectively target and neutralize HIV (in phase 2 studies), and PRO 140, a monoclonal antibody designed to target the HIV co-receptor CCR5 (in preclinical development). In addition, the Company is conducting research on a novel prophylactic HIV vaccine. The Company is developing immunotherapies for prostate cancer, including monoclonal antibodies directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. The Company is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also studying a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

    DISCLOSURE NOTICE: The information contained in this document is current as of January 13, 2004. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words 'anticipates,' 'plans,' 'expects' and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002,and any amendments to such reports, their Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.
    Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

    Editor's Note:
    Additional information on Progenics available at http://www.progenics.com.

    CONTACT: Progenics Pharmaceuticals, Inc., Tarrytown
             Richard W. Krawiec, Ph.D., 914-789-2800
             rkrawiec@progenics.com
             www.progenics.com